Exhibit 99.1

                            PNM Reports 2001 Earnings

ALBUQUERQUE, N.M., January 23, 2002 - PNM Resources (NYSE:PNM) today reported net earnings for the year ended December 31, 2001, of $150.4 million, or $3.77 per share of common stock (diluted), an increase of 49 percent over 2000 net earnings of $100.9 million, or $2.53 per share (diluted). Operating revenues for the year totaled $2.35 billion, up 46 percent from $1.61 billion in 2000.

Earnings in both 2001 and 2000 included certain special gains and charges (see description below). These items decreased 2001 earnings by a net $0.75 per share, compared to a net decrease of $0.05 per share in the previous year. Net earnings from ongoing operations (before special gains and charges) were $180.1 million, or $4.52 per share (diluted) in 2001, a 75 percent increase over the $103.2 million, or $2.58 per share (diluted) in 2000.

"This has been an extraordinary year for our industry and for our company," PNM Chairman, President and Chief Executive Officer Jeff Sterba said of 2001. "Our success demonstrates the basic strength of the PNM strategic plan, which balances the stability of our core utility operations with the growth potential of our electric power marketing business. The challenge for 2002 is to continue to build on that success in a difficult market environment."

PNM net earnings in the fourth quarter were $4.5 million, or $0.11 per share (diluted), on total operating revenues of $327.6 million, compared to net earnings of $14.1 million, or $0.35 per share (diluted), on total operating revenues of $461.5 million in the prior year. In the fourth quarter 2001 PNM recorded a special charge of $0.09 per share for costs related to the company's terminated transaction with Western Resources.

For the final quarter of 2001, PNM reported earnings from ongoing operations of $0.20 per share (diluted) compared to earnings from ongoing operations of $0.58 per share (diluted) in the same period in 2000. Earnings for the most recent quarter were reduced by the lower wholesale prices prevailing during the period, increased operating expenses due to maintenance outages at the company's primary generating plants, and unusually mild weather in October and November 2001.

PNM wholesale power sales totaled 12.6 million megawatt-hours (MWh) for the year, up about 1.8 percent from the 12.4 million MWh sold in 2000. Revenues from wholesale power sales nearly doubled in 2001 to $1.41 billion, compared to $750.4 million in the prior year. Wholesale electric sales accounted for 60 percent of total operating revenue in 2001.

Retail electric sales increased 2.3 percent in 2001, to 7.3 million MWh. Retail electric revenues increased 2 percent during the year. Gas operating revenues increased 21 percent to $385.4 million in 2001, from $319.9 million in 2000. Gas gross margin (gas operating revenues less gas purchased for resale) increased 8 percent to $134.1 million in 2001, compared to $124.6 million in 2000.

Special items recorded in 2001 included $18.0 million of costs associated with the Western Resources transaction, the write-off of $13.0 million in non-recoverable coal mine decommissioning costs, the write-off of $13.1 million in energy-related technology investments and a $5.0 million contribution to the not-for-profit PNM Foundation.

Because PNM earnings are partially driven by wholesale power prices in the West, 2002 earnings are not expected to reach 2001 levels. "Wholesale prices in the West remain at lower levels than we believe likely to prevail through the remainder of the year," Sterba said. "Depending on the effect of weather, development of new generation, and regional economic conditions, PNM operating earnings are expected to be at the lower end of the previously identified range of $3.00 to $3.50 per share for the year."

On Thursday, January 24, at 9:00 a.m. (ET), PNM Chairman, President and Chief Executive Officer Jeff Sterba, together with other members of the PNM management team, will discuss PNM earnings in a conference call and web cast for analysts and investors. The call can be accessed by dialing 1-973-694-6836. A rebroadcast of the call will be available through January 31, 2002, by calling 1-973-709-2089 and entering access code 221135.

PNM Resources is an energy holding company based in Albuquerque, New Mexico. Its principal subsidiary is Public Service Company of New Mexico, which provides electric power and natural gas utility services to more than 1.3 million people in New Mexico. The company also sells power on the wholesale market in the Western U.S. PNM Resources stock is traded primarily on the NYSE under the symbol PNM.

                      PNM RESOURCES, INC. AND SUBSIDIARIES
                       CONSOLIDATED STATEMENT OF EARNINGS

                                                     Three Months Ended              Twelve Months Ended
                                                         December 31                     December 31
                                                ----------------------------  -------------------------------
                                                     2001           2000            2001            2000
                                                -------------  -------------  ---------------  --------------
                                                         (Unaudited)                  (Unaudited)
                                                              (In thousands except per share amounts)
Operating Revenues
   Electric....................................    $260,752        $345,510      $1,965,142      $ 1,289,192
   Gas.........................................      66,748         115,732         385,418          319,924
   Unregulated.................................          81             223           1,538            2,158
                                                -------------  -------------  ---------------  --------------
     Total operating revenues..................     327,581         461,465       2,352,098        1,611,274
                                                -------------  -------------  ---------------  --------------
Operating Expenses
   Cost of energy sold.........................     175,662         285,245       1,536,566          949,880
   Operation and maintenance expenses..........     101,465          95,792         376,848          347,492
   Depreciation and amortization...............      24,594          23,395          96,936           93,059
   Taxes, other than income taxes..............       8,866           9,171          30,302           34,405
   Income taxes, net...........................        (413)         21,440          88,769           53,964
                                                -------------  -------------  ---------------  --------------
     Total operating expenses..................     310,174         435,043       2,129,421        1,478,800
                                                -------------  -------------  ---------------  --------------
     Operating income..........................      17,407          26,422         222,677          132,474
                                                -------------  -------------  ---------------  --------------
Other Income and Deductions, Net of Tax........       3,517           4,087          (7,404)          33,914
                                                -------------  -------------  ---------------  --------------
     Income before interest charges............      20,924          30,509         215,273          166,388
Net Interest Charges...........................      16,415          16,413          64,840           65,442
                                                -------------  -------------  ---------------  --------------
Net Earnings...................................       4,509          14,096         150,433          100,946
Preferred Stock Dividend Requirements..........         146             146             586              586
                                                -------------  -------------  ---------------  --------------
Net Earnings Applicable to Common Stock........    $  4,363       $  13,950       $ 149,847        $ 100,360
                                                =============  =============  ===============  ==============
Earnings Per Share of Common Stock (Basic).....     $  0.11        $   0.36        $   3.83         $   2.54
                                                =============  =============  ===============  ==============
Average Shares Outstanding (Basic).............      39,118          39,083          39,118           39,487
                                                =============  =============  ===============  ==============
Earnings Per Share of Common Stock (Diluted)...     $  0.11        $   0.35        $   3.77         $   2.53
                                                =============  =============  ===============  ==============
Average Shares Outstanding (Diluted)...........      39,611          39,598          39,731           39,710
                                                =============  =============  ===============  ==============
Dividends Paid Per Share of Common Stock.......     $  0.20        $   0.20        $   0.80         $   0.80
                                                =============  =============  ===============  ==============


                      PNM RESOURCES, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS

                                                                                    As of December 31,
                                                                            ---------------------------------
                                                                                 2001              2000
                                                                            ---------------   ---------------
                                                                              (Unaudited)
                                                                                     (In thousands)
ASSETS
   Total utility plant.....................................................    $2,747,815        $2,621,246
   Accumulated depreciation and amortization...............................    (1,234,629)       (1,153,377)
   Construction work in progress...........................................       240,831           123,653
   Nuclear fuel, net of accumulated amortization...........................        26,940            25,784
                                                                            ---------------   ---------------
     Net Utility Plant.....................................................     1,780,957         1,617,306
                                                                            ---------------   ---------------
  Other Property and Investments..........................................       594,069           483,487
                                                                            ---------------   ---------------
Current Assets
   Cash and cash equivalents...............................................        26,057           107,691
   Accounts receivables, net of allowance for uncollectible accounts.......       147,787           242,742
   Other receivables.......................................................        52,158            64,857
   Inventories.............................................................        36,483            36,091
   Other current assets....................................................        41,902            59,021
                                                                            ---------------   ---------------
     Total Current Assets..................................................       304,387           510,402
                                                                            ---------------   ---------------
Deferred Charges..........................................................        237,241           283,038
                                                                            ---------------   ---------------
     Total Assets..........................................................    $2,916,654        $2,894,233
                                                                            ===============   ===============


                      PNM RESOURCES, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS

                                                                            As of December 31,
                                                                     ---------------------------------
                                                                          2001              2000
                                                                     ---------------   ---------------
                                                                       (Unaudited)
                                                                              (In thousands)
  CAPITALIZATION AND LIABILIITES
  Capitalization
     Common stock...................................................    $  195,589        $  195,589
     Additional paid-in capital.....................................       428,648           432,222
     Accumulated other comprehensive income, net of tax.............       (32,713)              (27)
     Retained earnings..............................................       415,389           296,843
     Minority interest..............................................        11,652            12,211
     Preferred stock................................................        12,800            12,800
     Long-term debt, less current maturities........................       953,884           953,823
                                                                     ---------------   ---------------
       Total Capitalization.........................................     1,985,249         1,903,461
                                                                     ---------------   ---------------
  Current Liabilities
     Short-term debt................................................        35,000                 -
     Accounts payable...............................................       120,542           257,991
     Accrued interest and taxes.....................................        34,294            36,889
     Other current liabilities......................................       101,896            67,758
                                                                     ---------------   ---------------
       Total Current Liabilities....................................       291,732           362,638
                                                                     ---------------   ---------------
  Deferred Credits
     Accumulated deferred income taxes..............................       166,112           186,945
     Accumulated deferred investment tax credits....................        47,853            47,853
     Other deferred credits.........................................       425,708           393,336
                                                                     ---------------   ---------------
       Total Deferred Credits.......................................       639,673           628,134
                                                                     ---------------   ---------------
       Total Capitalization and Liabilities.........................   $ 2,916,654       $ 2,894,233
                                                                     ===============   ===============

                                       8

                      PNM RESOURCES, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENT OF CASH FLOWS

                                                                            Year Ended December 31,
                                                                        ---------------------------------
                                                                             2001              2000
                                                                        ---------------   ---------------
                                                                         (Unaudited)
                                                                                 (In thousands)
  Cash Flows From Operating Activities:
    Net earnings.......................................................     $ 150,433         $ 100,946
    Adjustments to reconcile net earnings to net cash flows
      from operating activities:
        Depreciation and amortization..................................       106,768           103,829
        Other, net.....................................................        74,899            33,268
        Changes in certain assets and liabilities:
          Accounts receivables.........................................        94,955           (94,996)
          Other assets.................................................        29,666           (32,444)
          Accounts payable.............................................      (137,449)          107,346
          Other liabilities............................................        13,643            21,566
                                                                        ---------------   ---------------
                Net cash flows provided from operating activities......       332,915           239,515
                                                                        ---------------   ---------------
  Cash Flows From Investing Activities:
    Utility plant additions............................................      (264,844)         (146,878)
    Return of PVNGS lease obligation bonds.............................        16,674            16,668
    Merger acquisition costs...........................................       (17,975)           (6,700)
    Other investing....................................................      (147,277)          (20,590)
                                                                        ---------------   ---------------
                Net cash flows used in investing activities............      (413,422)         (157,500)
                                                                        ---------------   ---------------
  Cash Flows From Financing Activities:
    Borrowings.........................................................        35,000                 -
    Repayments.........................................................             -           (32,800)
    Exercise of employee stock options.................................        (3,691)           (1,232)
    Common stock repurchase............................................             -           (27,867)
    Dividends paid.....................................................       (31,876)          (32,265)
    Other Financing....................................................          (560)             (559)
                                                                        ---------------   ---------------
                Net cash flows used by financing activities............        (1,127)          (94,723)
                                                                        ---------------   ---------------
  Decrease in Cash and Cash Equivalents................................       (81,634)          (12,708)
  Beginning of Period..................................................       107,691           120,399
                                                                        ---------------   ---------------
  End of Period........................................................      $ 26,057         $ 107,691
                                                                        ===============   ===============
  Supplemental cash flow disclosures:
    Interest paid......................................................      $ 62,216          $ 64,045
                                                                        ===============   ===============
     Income taxes paid, net of refunds.................................      $ 72,146          $ 50,480
                                                                        ===============   ===============

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